EXHIBIT  23.1

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Form SB-2 of our report dated February 11, 2000, except for Note 12, for which the date is March 24, 2000, relating to the financial statements of Brightcube, Inc. (formerly Photoloft, Inc.), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding Brightcube, Inc.'s (formerly Photoloft, Inc.) ability to continue as a going concern.


We also consent to the reference to us under the captain "Experts" in the Prospectus.

/s/  BDO Seidman LLP

San Jose, California
December 20, 2000


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